UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2009

HARTMARX CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-8501	36-3217140
(Commission File Number)	(IRS Employer Identification No.)

101 North Wacker Drive
Chicago, Illinois	60606
(Address of Principal Executive Offices)	(Zip Code)

(312) 372-6300
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communication pursuant to Rule 425 under the Securities Act (17 C.F.R. 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 C.F.R. 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 C.F.R. 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 C.F.R. 240.13e-4(c))

Item 1.01      Entry into a Material Definitive Agreement.

On June 17, 2009, Hartmarx Corporation (the “Company”), Coppley Apparel Group Limited, the Company’s wholly-owned Canadian operating company (“Coppley”), as borrowers, certain of the Company’s subsidiaries, as guarantors, Wachovia Capital Finance Corporation (Central), in its capacity as agent (the “Agent”), and the lenders party thereto executed the Amendment No. 1 to Ratification Agreement and Amendment No. 8 to Loan and Security Agreement, dated as of June 1, 2009 (the “Amendment”), which amended the Company’s existing credit facility (the “Credit Facility”) pursuant to which the lenders thereto provide debtor-in-possession financing to the Company and its subsidiaries.

The Amendment amended the Credit Facility in order to, among other things, (i) provide debtor-in-possession financing to Coppley, which commenced a bankruptcy proceeding on June 10, 2009 in Canada under the Companies’ Creditors Arrangement Act, (ii) waive events of default previously identified by the Agent, (iii) extend the maturity date of the Credit Facility to the earlier of: (A) July 7, 2009; (B) the later of (y) the close of business on the business day immediately prior to the closing of the sale contemplated by the Amended and Restated Asset Purchase Agreement, dated as of June 1, 2009 (the “Asset Purchase Agreement”), among the Company, certain of the Company’s subsidiaries, Emerisque Brands UK Limited and SKNL North America, B.V., and (z) the close of business on the business day immediately prior to the closing of the sale of substantially all of the assets of Coppley, (C) confirmation of a plan of reorganization for any debtor, or (D) the last termination date set forth in the final financing order of the United States Bankruptcy Court for the Northern District of Illinois Eastern Division, (iv) change certain financial covenants with respect to the rolling 13-week budget required to be delivered to the Agent by the Company and (v) implement certain sale milestones with respect to the sale process contemplated by the Asset Purchase Agreement.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, a copy of which is filed as Exhibit 10.1 to this report.

Item 9.01      Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description
10.1
Amendment No. 1 to Ratification Agreement and Amendment No. 8 to Loan and Security Agreement, effective as of June 1, 2009, among Wachovia Capital Finance Corporation (Central), in its capacity as agent for the lenders party thereto, the parties thereto as lenders, Hartmarx Corporation, as debtor and debtor-in-possession and as borrower (the “Company”), Coppley Apparel Group Limited, as debtor and debtor-in-possession and as borrower, and each of the subsidiaries of the Company party thereto, as debtor and debtor-in-possession and as guarantors

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARTMARX CORPORATION

/s/ Taras R. Proczko
Taras R. Proczko
Senior Vice President

Dated: June 19, 2009

EXHIBIT LIST

Exhibit No.	Description
10.1
Amendment No. 1 to Ratification Agreement and Amendment No. 8 to Loan and Security Agreement, effective as of June 1, 2009, among Wachovia Capital Finance Corporation (Central), in its capacity as agent for the lenders party thereto, the parties thereto as lenders, Hartmarx Corporation, as debtor and debtor-in-possession and as borrower (the “Company”), Coppley Apparel Group Limited, as debtor and debtor-in-possession and as borrower, and each of the subsidiaries of the Company party thereto, as debtor and debtor-in-possession and as guarantors